Exhibit 10.1
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                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of 2 October 1998 by and between F.Hoffmann-La Roche Ltd, Grenzacherstrasse 124, CH-4070 Basel, Switzerland ("Seller") on the one hand and ICN Puerto Rico, Inc. with registered offices at Bo. Mariana Road 909 KM 1.1 Humacao, Puerto Rico 00791-9731 ("Buyer"), a wholly-owned subsidiary of ICN Pharmaceuticals, Inc., ICN Plaza, 3300 Hyland Avenue, Costa Mesa, CA 92626 ("ICN") and ICN acting either as a direct party to this Agreement with respect to certain matters or as a guarantor of performance by Buyer hereunder on the other hand.

WHEREAS Seller and Buyer are both engaged in the pharmaceutical business;

WHEREAS Seller wishes to sell and Buyer wishes to buy the Assets (as hereinafter defined) related to certain pharmaceutical products of Seller;

WHEREAS in connection with the contemplated purchase of the Assets Seller and ICN wish for ICN to engage also as a party to this Agreement with regard to specific matters and to guarantee due performance by Buyer under this Agreement;

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


1.        DEFINITIONS

1.1 "Active Ingredients" mean the pharmaceutical compounds known by the chemical names set forth in Schedule 1.1 hereto.

1.2 "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with, such party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity; provided, however, Genentech, Inc., with offices located at 460 Point San Bruno Boulevard, South San Francisco, California, 94080, shall not be considered an Affiliate of Seller.

1.3       "Assets" has the meaning ascribed to such term in Article 2.

1.4 "Business" means the business as currently conducted by Seller and its Affiliates with respect to manufacture and sale of the Products in the Territory.

1.5 "cGMP's" shall mean the then-current Good Manufacturing Practices applicable to the manufacture of pharmaceutical products for human use in the Territory in accordance with regulations of the competent authority in the Territory.

1.6       "Closing" has the meaning ascribed to such term in Article 10.1.


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1.7       "Closing Date" has the meaning ascribed to such term in Article 10.1.

1.8       "Damages" has the meaning ascribed to such term in Article 12.2.1.

1.9 "Disclosure Schedule" means the disclosure schedule delivered prior to the Effective Date to Buyer by Seller in connection with this Agreement. The sections of the Disclosure Schedule correspond to the sections of this Agreement, but information disclosed in any section of the Disclosure Schedule shall be deemed to be disclosed as to all relevant sections thereof, except as otherwise specifically provided herein.

1.10      "Distribution  Agreements" means the agreements referred to in Article
          8.10.

1.11      "DOJ" means the United States Department of Justice.

1.12      "Effective Date" means 1 October 1998.

1.13      "FDA" means the United States Food and Drug Administration.

1.14      "FTC" means the United States Federal Trade Commission.

1.15 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

1.16      "Indemnifiable  Claims"  has the  meaning  ascribed  to  such  term in
          Article 12.2.1 and 12.3.

1.17      "Indemnified  Party" has the meaning  ascribed to such term in Article
          12.4.

1.18      "Indemnifying  Party" has the meaning ascribed to such term in Article
          12.4.

1.19      "Inventory" has the meaning ascribed to such term in Article 2.6.

1.20      "Know-How" has the meaning ascribed to such term in Article 2.3.

1.21      "Litigation" has the meaning as ascribed to such term in Art. 4.13.

1.22 "Marketing and Promotional Documents" has the meaning ascribed to such term in Article 2.5.

1.23 "Material Adverse Effect" means an event that has a material adverse effect on the Assets, taken as a whole.

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1.24      "Patents"  means  any  patent or  patent  application  and any and all
          divisions,  continuations,   continuations-in-part,   re-examinations,
          reissues,  extensions,  pending  or granted  supplementary  protection
          certificates,     substitutions,     confirmations,     registrations,
          revalidations, revisions, additions and the like, of or to said patent and patent application.

1.25 "Products" means each packaging size of each finished pharmaceutical dosage form identified by the Trademarks as defined in Art. 2.1 below and marketed or formerly marketed by Seller or its Affiliates or third party distributors of Seller or Seller's Affiliates in the Territory as defined in Art. 1.33 hereinbelow.

1.26      "Purchase Price" means such term as used in Article 3.

1.27      "Registrations" has the meaning ascribed to such term in Article 2.2.

1.28 "Roche Labeling" means the printed labels, labeling and packaging materials, including printed carton, container label and package inserts, as currently used by Seller and its Affiliates for each Product.

1.29 "Roche Net Sales" means gross sales after deduction of returns, distributor discounts, sales rebates (price reduction) and volume (quantity) discount as well as sales taxes (e.g. value added taxes) and other taxes directly linked to the sales (e.g. excise taxes).

1.30 "Roche Process" means, for each Product, the manufacturing process approved in the Registrations for each such Product.

1.31 "Roche Sales Statements" means the monthly Roche Net Sales by Product in the Territory for the twelve month period ended 31 July 1998, attached as Schedule 1.31.

1.32      "Toll  Manufacturing  Agreements"  means the agreement  referred to in
          Article 8.9.

1.33 "Territory" means worldwide except India. Buyer acknowledges that Assets may not exist and Products may not be marketed in all countries of the Territory.

1.34      "Trademarks" has the meaning ascribed to such term in Article 2.1.

1.35      "World-wide  Safety Reports" has the meaning  ascribed to such term in
          Article 2.4.


2         ASSETS BEING SOLD

          Subject to the terms and conditions of this Agreement, at Closing, Seller shall sell, transfer, assign, convey and deliver or cause an Affiliate of Seller to sell, transfer, assign, convey and deliver to Buyer, forever, all of the rights, title, and interest of Seller or Seller's Affiliates in the assets solely and exclusively used for/dedicated to the Products in the Territory as listed below (collectively, the "Assets") and Buyer shall assume all rights, title, and interest of Seller in the Assets and all obligations and


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          responsibilities  associated therewith;  provided that Buyer shall not assume any liabilities relating to the Assets or the Business arising prior to Closing or from events preceding Closing.

2.1       Trademarks:   Trademarks   mean   the   trademarks,   service   marks,
          registrations and applications for the Territory and all goodwill related thereto, which are set forth on Schedule 2.1 including for each Trademark the registration or application number, owner, registration and expiration dates, marks and class. The trademark files contain, to the extent available, the pertaining documents, such as the usual consent letters, coexistence and prior right agreements which are not included in Schedule 2.1 or Schedule 2.1 (a). Schedule
          2.1 may contain trademark registrations and applications which may not be supported by use and therefore may unavoidably expire due to non-use. Trademarks also includes any copyrights and any unregistered trade dress that are owned by Seller which are associated solely with the Products and (only as to trade dress) currently used on or in association with such Products in the Territory. "Trademarks" shall not include copyrights and trade dress associated with the divisions, companies or corporate entities of Seller, its Affiliates or distributors. "Trademarks" also does not include copyrights and trade dress associated with the Products and also associated with products not being transferred by Seller. Trademarks does not include the word "Roche", the Roche logo, the housemark Roche or the hexagon used by Roche. Trademarks does also not include the trademarks associated with the hexagon or with trademarks used by Seller or its Affiliates for other products which are not subject matter of this Agreement. Buyer is aware that Trademarks does additionally not include the following trademarks: (a) trademarks which are subject matter of agreements with third parties which are listed in Schedule 2.1(a); (b) trademarks combined with "Roche" which are listed in Schedule 2.1(b); and (c) the associated trademarks which are listed in Schedule 2.1(c). Details and consequences of the trademarks listed in Schedule 2.1(a), 2.1(b) and 2.1(c) are regulated in Art. 4.16 and 8.3 below.

2.2 Registrations: All marketing approvals, registrations, regulatory files and approvals, governmental authorizations, licenses and permits, and applications therefor, required for the marketing and sale of the Products in the Territory that are owned by Seller or its Affiliates (the "Registrations"), as well as the pertaining registration dossiers. The Registrations include, without limitation, registrations covering all sales reflected in the Roche Sales Statements set forth in Schedule 1.31, as well as the registrations listed in Schedule 2.2, for which there are no current sales.

2.3 Manufacturing Technology and Know-How: The ownership and/or beneficial interest of Seller in the Roche manufacturing technology and know-how that is solely and exclusively used in the pharmaceutical manufacturing of any Product for the Territory, including but not limited to specifications and test methods (Products, raw material, packaging, stability and other applicable specifications), pharmaceutical manufacturing and packaging instructions, master formula, validation reports (process, analytical methods and cleaning) to the extent available, stability data, analytical methods, records of complaints, annual product reviews to the extent available, and

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          other master documents necessary to manufacture,  control, and release of the Products by Seller (the  "Know-How")  including  all  documents
          associated  therewith;  and  a  non-exclusive,   perpetual,   paid-up,
          irrevocable, royalty-free license, with right to sub-license, to use any manufacturing technology and know-how that are necessary or used in pharmaceutical manufacturing of any Product (but not exclusively used thereto) with such license or sub-license being restricted to use for the Products in the Territory and Seller retains the right to use or to license such manufacturing technology and know-how for use with any products in the Territory except for Competing Products as defined in Art. 6.5. Seller shall, to the extent available, provide a list of all suppliers of components and raw materials, and copies of GMP audit reports of all suppliers, whether third parties or Affiliates.

2.4 World-wide Safety Reports: A copy of the world-wide safety reports with respect to the Products (the "World-wide Safety Reports"). Seller shall make available to Buyer for transfer a print-out and an electronic copy of the World-wide Safety Reports with respect to the Products but Buyer shall have all responsibility and shall pay all costs associated with converting such electronic copy of the World-wide Safety Reports into the format from which Buyer can access that information.

2.5 Marketing and Promotional Documents: The marketing and promotional documents, such as clients lists, promotional plans and items, promotional  materials  and  training  manuals,  that are  solely  and exclusively used with the Products, to the extent available in the Territory (the "Marketing and Promotional Documents"). All such documents shall be shipped Ex Works (Incoterms 1990) Seller's location.

2.6 Inventory: Buyer shall in addition, pursuant to the Supply Agreement attached as Schedule 2.6, purchase Seller's and its Affiliates' Inventory of all finished Products (including samples), that are owned by Seller or an Affiliate of Seller and that have been approved by Seller as meeting specifications and otherwise saleable in the ordinary and normal course of business as of the Effective Date (the "Inventory").; the quantity which shall be set forth in a document delivered by Seller at Closing, and based on a physical inventory to be taken on 30 September 1998. The Inventory shall be shipped EX WORKS (Incoterms 1990) Seller's location at dates mutually agreed upon by Seller and Buyer consistent with the transfer of the marketing responsibilities from either party to the other.

2.7 Assumed Agreements: Subject to Art. 6.2 and 7.1 Seller agrees or shall cause an Affiliate to agree that the agreements with unaffiliated third parties relating to the Products listed in Schedule 2.7 (the "Assumed Agreements") shall be assigned to Buyer and Buyer shall assume the Assumed Agreements on the same terms now existing, provided, however, that if such Assumed Agreements cover also other products than the Products, they shall only be assigned and assumed to the extent they relate to the Products. Some of the Assumed Agreements are licence manufacturing agreements under which the third party formulates the Products ex active substances delivered by the Seller or its Affiliates and distributes them locally for its own account.
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3         PURCHASE PRICE

3.1 Purchase Price: The purchase price for the sale, conveyance, assignment, transfer and delivery of the Assets (except the Inventory) provided for in Article 2 hereof shall be US$ 178,800,000.-- (US Dollars one hundred seventy eight million eight hundred-thousand (the "Purchase Price").

          The Purchase Price shall be allocated among the Affiliates/countries in accordance with Schedule 3.1.

3.2       Payment of Purchase Price

3.2.1 Note. At the Closing, Buyer shall deliver the Purchase Price to Seller in the form of (a) a cash payment in the principal amount of US$ 89,400,000.-- and (b) a promissory note from Buyer, as maker, to Seller, as payee, in the principal amount of US$ 89,400,000.-- in a form a set forth under Schedule 3.2.1(the "Note"). Concurrently with the delivery of the Note, Seller shall assign the Note to ICN in exchange for 2,883,871 shares of the common stock, $.01 par value ("Common Stock") of ICN. For purposes hereof, the term "Original Common Stock" shall mean such 2,883,871 shares of Common Stock received hereunder. The shares of Original Common Stock shall be registered in the name of Seller (or an Affiliate of Seller, as designated by Seller). In the event such shares are held by an Affiliate of Seller, such Affiliate shall be deemed "Seller" for purposes of this Section 3.2 and Seller hereby guaranties all obligations of such Affiliate under this Section 3.2.

3.2.2 Price Guaranty. ICN guarantees that Seller will get the full Purchase Price by December 31, 2000, or earlier if there is a change of control over ICN, and hence, since part of the Purchase Price is paid by shares of ICN which, at the time of signature are traded approximately at 50% of the Guaranteed Price (as defined hereinafter) which trade price may or may not move up to the Guaranteed Price until December
          31. 2000 (or the date of a change of control), the parties agree on the following price guaranty wording:

          On December 31, 1999, on December 31, 2000 and on a Restriction Termination Date (as defined under section 3.2.4 below and occurring before December 31, 2000) (each a "Guaranty Date"), ICN guaranties to Seller that the then current market price per share of ICN's Common Stock, based on the average closing sale price on the New York Stock Exchange for the 10 trading days prior to each such Guaranty Dates (plus dividends paid to Seller since the Closing on such shares) (the "Current Market Price") shall equal or exceed the applicable Guaranteed Price (as defined below) for such Guaranty Date.

          For purposes hereof, "Guaranteed Price" shall be US$ 31 (thirty one US Dollars) plus 6% p.a. from Effective Date).
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          In the event that the Current Market Price is less than the Guaranteed
          Price on a Guaranty Date, ICN shall pay to Seller not later than 30 days following such Guaranty Date ((i)on December 31, 2000 and on a Restriction Termination Date (at a Restriction Termination Date only at the option of Seller upon Seller's request which shall be made within 10 business days upon written information by ICN to Seller that a Restriction Termination Date has occurred) in cash of US Dollars and
          (ii) on December 31, 1999 in the form of additional shares of Common Stock or of non-voting preferred shares (if Seller's holding in Common Stock would increase over five percent) at the option of Seller, valued at the then Current Market Price as of the date of payment, which additional shares of Common Stock shall be referred to as the "Additional Shares", or in cash as the parties shall agree; however, in the event that ICN until and including December 31, 1999 shall have disposed (or committed to dispose) of a material portion of its assets the payment shall be in cash) the amount by which (A) the product (the "Guaranteed Value") of the Guaranteed Price for such Guaranty Date times the number of shares of Original Common Stock, owned on such date by Seller ("Seller's Common Stock") exceed (B) the sum (the "Actual Value") of (i) the product of the then Current Market Price times the aggregate of the number of shares of Seller's Common Stock and number of Additional Shares, if any, and (ii) the amount of any dividends paid to Seller since the Closing on any Additional Shares theretofore received by Seller (whether or not such Additional Shares are then owned by Seller) (the "Dividend Payment") and (iii) any cash payment made on December 31, 1999, plus interest of 6 % p.a. on such cash payment.

          In the event that, on December 31, 2000, the Actual Value exceeds the Guaranteed Value, Seller shall, within 30 days after such date, return to ICN (i) that amount of cash received on December 31, 1999, (only), plus interest of 6 % p.a. on such cash payment, or (ii) that number of Additional Shares (only) received hereunder , and valued as of the date of such return, in the same manner as stated above, in either case equal to the amount by which the Actual Value exceeds the Guaranteed Value.

3.2.3 Capital Gains. In the event that Seller shall, at any time prior to December 31, 2000, sell to any third party, excluding any Affiliate of Seller, ICN or any Affiliate of ICN, any shares of Original Common Stock received hereunder for a net sale price per share in excess of the Guaranteed Price, fifty percent of such excess shall be paid to ICN] in the form of the return of shares of Original Common Stock received hereunder, valued, based on the Current Market Price, as of the date of payment or in cash at Seller's option 10 days after the month in which the sale occurred. The remaining fifty percent of such excess shall be kept by Seller as participation in such capital gain. On December 31, 2000, any Original Common Stock received hereunder which remains unsold shall be deemed sold at the Current Market Price on that date and the capital gain, if any, divided according to the formula above. After December 31, 2000, Seller is entitled to all additional capital gains.

3.2.4 Restrictions on Transfer. Except as provided for in this Section 3.2.4, prior to December 31, 2000, Seller shall not, without ICN's

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          prior written consent, sell any of the shares of Common Stock received hereunder unless the net price to be received by Seller would exceed the Guaranteed Price. Seller undertakes that such a sale will be made in a way which does not hurt the market;. Any shares of Common Stock may be sold by Seller to an Affiliate of Seller, at any time without restriction, provided that such Affiliate shall agree to be bound by the terms of this Agreement relating to any such shares purchased by it.

          The foregoing restrictions shall terminate in the event (the day of any such event, the "Restriction Termination Date") that (i) ICN shall enter into an agreement (x) to merge or consolidate with or into any other corporation or entity or other person (whether or not ICN is the surviving corporation), or (y) to transfer all or a substantial part of ICN's assets to any other unaffiliated corporation or other entity or person, or (ii) there occurs any other corporate reorganization or transaction or series of related transactions, following which the present shareholders of ICN would be expected to own less in the aggregate than 50 % of the voting power or equity of the ultimate parent corporation or other entity surviving or resulting from such merger, consolidation, reorganization or other transaction, or (iii) any person shall have commenced a tender or exchange offer for any shares of ICN Common Stock.

3.2.5 Voting Rights. Seller shall take such action as may be required so that all shares of Common Stock received hereunder and owned by Seller are voted in accordance with the recommendations of ICN's Board of Directors.

3.2.6 Anti-Dilution Adjustments to Guaranteed Price. In the event that ICN issues additional shares of Common Stock pursuant to a stock dividend, stock distribution or subdivision, the then applicable Guaranteed Price shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately reduced, and in the event the outstanding shares of Common Stock of ICN shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Guaranteed Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

3.2.7 Investment Representations of Seller. The Seller represents and warrants to ICN as follows:

          (a)       Experience.   It   is   knowledgeable,   sophisticated   and
                    experienced in making investments, and is qualified to make decisions with respect to investment in the Common Stock.

          (b) Investment. It is acquiring the Common Stock for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the shares of Common Stock (the "Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specified exemption from the registration provisions of the Securities Act which

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                    depends upon,  among other  things,  the bona fide nature of its investment intent as expressed herein.

          (c) Rule 144. It acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

          (d) Access to Data. It has had an opportunity to discuss business, management and financial affairs with its management and has had the opportunity to view ICN's facilities.

          (e) Financial Condition. Its financial condition is such that it is able to bear all risks of holding the Shares for an indefinite period of time.

          (f) Authorization. It is duly authorized to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2.8 Registration Rights Agreement. ICN shall agree to register the Shares under the Securities Act pursuant to a Registration Rights Agreement in the form attached hereto as Schedule 3.2.9, which Agreement shall be executed and delivered at the Closing.

3.3 Termination of Certain Provisions. Notwithstanding any provision of this Agreement to the contrary, the rights and obligations of Seller and ICN with respect to shares of Common Stock received hereunder (and any shares issued in dividends or distributions thereon) and set forth in Section 3.2.4 and 3.2.5. shall terminate, with respect to any such shares of Common Stock, upon the sale of such shares by Seller to a third party.

3.4       Payment for Inventory:  In addition to the Purchase Price according to
          Article 3.1 above, Buyer shall pay to Seller or an Affiliate of Seller in US Dollars, where this is the national currency, or in Swiss
          Francs, in all other countries, for the Inventory, based on the quantity document delivered by Seller at Closing, price per unit as set forth in Schedule 2.6. Buyer shall effect such payment so that Seller shall receive it on its designated bank account within 90 (ninety) days from the Effective Date (but in no event prior to Closing) subject to confirmation that inventories (other than those for the Products Dalmane/Dalmadorm and Librax for the U.S.-market) will not exceed 120 days supply in average

3.5 Purchase Price Adjustment: In the event a regulatory authority finally refuses, through no fault of Buyer, to assign a Registration (i.e. a Registration needed by Buyer to sell the Products in the market as currently done by Seller and its Affiliates; not a registration of a change of manufacturer, process, analysis, specification or manufacturing site etc.) to Buyer within 2 (two) years from the
          Closing Date, the Purchase Price shall be adjusted downward by an amount based on the sales associated with such non-assigned Registration as reflected in the Roche Sales Statements. Such purchase price adjustment shall be paid by Seller to Buyer by returning an

10


          appropriate  amount of shares of Original Common Stock,  valued at the
          Guaranteed   Price  as  of  the  Guaranty  Date  next  preceding  such
          adjustment plus pro rata 6% p.a or in cash at the option of Seller.


4         REPRESENTATIONS AND WARRANTIES OF SELLER

4.1 Organization: Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to consummate the transactions contemplated hereby.

4.2 Authority; The execution and delivery of this Agreement by Seller and the consummation and performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate and other proceedings, and this Agreement has been duly authorized, executed, and delivered by Seller and, assuming the enforceability against Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

4.3 Title to Assets; Except as set forth in Schedule 4.3 Seller or an Affiliate of Seller has good and marketable title to all the Assets and will convey good and marketable title at Closing, free and clear of any and all liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions of any kind (including those of secured parties). None of the Assets is leased, rented, licensed, or otherwise not owned by Seller or an Affiliate.

4.4 No Violation or Conflict: The execution and delivery of this Agreement by Seller and the performance of this Agreement (and the transactions contemplated herein) by Seller (a) do not and will not conflict with, violate or constitute or result in a default under any law, judgment, order, decree, the articles of incorporation or bylaws of Seller or any contract or agreement to which Seller is a party or by which Seller is bound or (b) will not result in the creation or imposition of any lien, charge, mortgage, claim, pledge, security interest, restriction or encumbrance of any kind on, or liability with respect to, the Assets except as otherwise provided herein or otherwise disclosed on the Disclosure Schedule.

4.5 Patents: Seller does not own any Patents with respect to the Active Ingredients or the Products or the manufacturing of Active Ingredients or the Products in the Territory.

4.6 Registrations: As per Seller's central registration data bank, the registrations covering the sales reflected in the Roche Sales Statements, together with the registrations listed on Schedule 2.2, constitute all Registrations held by Seller or its Affiliates in the Territory. In the event additional registrations are discovered at any time, they will be transferred forthwith to Buyer at Seller's expense. Except as set forth on Schedule 4.6 of the DISCLOSURE SCHEDULE, the Registrations (a) are in the name of Seller or an Affiliate of Seller,
          (b) constitute all licenses, permits, approvals, qualifications, and governmental specifications, authorizations or requirements which Seller or its Affiliates have in connection with the marketing and sale of the Products in the Territory, and (c) to the best knowledge of Seller after due inquiry made, constitute all such licenses,

11


          permits, approvals, qualifications, and governmental specifications, authorizations, and requirements necessary for the marketing and sale of the Products in the Territory as currently conducted by Seller and its Affiliates. All Registrations are in full force and effect. Seller has complied with all its obligations under these Registrations and all applicable laws and regulations. To Seller's knowledge, no Registration is likely to be suspended, cancelled or revoked or is likely not to qualify for assignment to Buyer provided Buyer makes best efforts to obtain the authorities' consent to such an assignment. It is, however, understood that Seller does not warrant the possibility of continuation of any Registration in the name of Buyer in the event Buyer decides to have Products manufactured by an entity other than the company which is actually manufacturing that Product as of the Closing Date, and, finally, Seller does not warrant any continuation of price reimbursement for the Products by social security institutions following the transfer of the Registrations to Buyer. Roche shall bear 50 % of a total amount of up to USD one million of registration fees due by Buyer for the assignment and re-registration of the Registrations, any exceeding fees being borne entirely by Buyer.

4.7 Inventory: As of the Effective Date, each Product in the Inventory shall meet the specifications therefor as set forth in the manufacturing documentation and Registrations for such Product with the competent authority in the country concerned of the Territory. The Inventory will be in good condition, properly stored and in compliance with applicable laws, usable and saleable in the ordinary course of business. The Inventory shall in each case be sufficient to maintain a running business for 90 days. Seller represents and warrants that since January 1, 1998 it has not made or instituted any unusual or novel method of sale in the conduct of the Business inconsistent with past practices.

4.8 Taxes: As of the date hereof, there are no liens for taxes upon the Assets except for liens for current taxes not yet due and payable.

4.9 Absence of Certain Changes: As of the date hereof and as of the Closing Date and except as otherwise disclosed on the Disclosure Schedule, there has not been any material adverse change in the Assets and Seller is not aware of any facts, circumstances, or proposed or contemplated events that would have a Material Adverse Effect after Closing.

4.10 Violations of Law: Except as set forth in Schedule 4.10, to the best of Seller's knowledge after due inquiry made, the operation of the Assets by Seller (i) does not violate or conflict with any law, governmental specification, authorization, or requirement, or any decree, judgment, order, or similar restriction in any material respect, or (ii) has not been the subjectof an investigation or inquiry by any governmental agency or authority regarding violations or alleged violations, or found by any such agency or authority to be in violation, of any law, other than investigations, inquiries or findings that have not had, or are reasonably likely not to have, a Material Adverse Effect.

12


4.11      Financial Information:

4.11.1 Roche Sales Statements. The Roche Sales Statements are accurate and complete in all material respects, reflect only actual bona fide transactions, are consistent with the accounting records of the Roche legal entities, and were prepared in accordance with International Accounting Standards ("IAS") consistently applied.

4.11.2    Liabilities.   Seller  and  its   Affiliates   have  no   liabilities,
          contingent, absolute, accrued or otherwise, relating to the Assets.

4.12 No Government Restrictions: The Seller believes that no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by it of the transactions contemplated hereby to be consummated by it except with respect to the filing of a pre-merger notification report under the HSR Act.

4.13 Litigation: Except as set forth on Schedule 4.13 of the Disclosure Schedule or for adverse drug reports annexed to Schedule 4.13, the Assets are not the subject of (i) any outstanding judgment, order, writ, injunction or decree of any arbitrator or administrative or governmental authority or agency, limiting, restricting or affecting the Assets in a way that would have a Material Adverse Effect, (ii) any pending or, to the best of Seller's knowledge, after due inquiry made, threatened claim, suit, proceeding, charge, inquiry, investigation or action of any kind, and (iii) any court suits filed with respect to the Assets since 1 January 1990. To the best knowledge of Seller, there are no claims, actions, suits, proceedings or investigations pending or threatened by or against Seller with respect to the transactions contemplated hereby, at law or in equity or before or by any supranational, federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority.

4.14 Agreements; Required Consents for Assignment or Termination: To the best of Seller's knowledge, Schedule 2.7 sets forth all of the Assumed Agreements. Seller and its Affiliates and, to the best knowledge of Seller, each other party to each Assumed Agreement has performed in all material respects each term, covenant and condition of each Assumed Agreement which is to be performed by them at or before the date hereof. Each of the Assumed Agreements is in full force and effect and constitutes the legal and binding obligation of Seller or its Affiliate and, to the best knowledge of Seller, the other parties thereto. Subject to Art. 6.2 and 7.1 (consent of counterparties) the Assumed Agreements, to the extent related to the Products, are assignable to and assumable by Buyer.

4.15 Manufacturing Technology and Know-How: The Manufacturing Technology and Know-How will be sufficient to enable Buyer to manufacture the Products to the same standard as Seller currently enjoys. The Product formulations fully conform with the pertaining Registrations approved by the competent government authorities in the Territory.

13


4.16 Trademarks Seller or an Affiliate of Seller owns the Trademarks set forth in Schedule 2.1 which are formally registered or applied. All Trademark registrations set forth in Schedule 2.1 have been duly issued and have not been cancelled, abandoned or otherwise terminated to the best knowledge of Seller. All Trademark applications set forth in Schedule 2.1 have been duly filed and maintained to the best knowledge of Seller. Seller shall not be obliged to maintain any Trademark after the Closing.

          Seller will pay any fees for such renewals of any of the Trademarks as were initiated by it prior to the Closing. All other renewal and maintenance fees as well as the costs and expenses of defending the Trademarks against infringements by third parties occurring after the Closing Date shall be paid by Buyer.

          Seller will arrange for the files relating to the Trademarks to be handed over to Buyer without delay after the Closing.

          Until 31 December 1998 Seller will promptly notify Buyer of any infringement or threatened infringement of any of the Trademarks coming to its attention and will, if the registration of the Trademarks is still in its name, at the expense of Buyer take such action against the infringer as Buyer may reasonably request to restrain such infringement, or alternatively authorize Buyer or its nominee to take such action in its own name. In the latter event, Seller or its Affiliate will at Buyer's expense provide reasonable assistance to Buyer.

          With respect to the trademarks listed in Schedule 2.1(a) Buyer is aware that such a trademark cannot be assigned to Buyer unless the third party gives its consent to the assignment as may be required by the third party or unless it is clarified that Buyer is entitled to enter in the agreement with the third party or unless the agreement with the third party is terminated. After Closing Seller and Buyer will enter into negotiation with the third parties in good faith.

          With respect to the trademarks listed in Schedule 2.1(b) Buyer is aware that such a trademark cannot be assigned to Buyer as long as the third party is entitled to insist on the use of the trademark in combination with the trademark ROCHE. After Closing Seller and Buyer will enter into negotiations with the third parties in good faith to obtain their permission to the use of the trademark without the trademark ROCHE or to obtain their permission to use trademark in combination with a trademark owned by Buyer.

          With respect to the trademarks listed in Schedule 2.1(c) Buyer is aware that such an associated trademark can only be assigned under the conditions that the trademark is not associated with the hexagon or with a trademark used by Roche for other products which are not subject matter of this Agreement and the association can be dissolved. After Closing Seller will use all reasonable effort to obtain the consent of the competent Trademark Authorities that the according trademark can be assigned separately to Buyer.

14


          Seller grants to Buyer the non-exclusive right, subject to the Assumed Agreements according to Art. 2.7 and 6.2 hereof, to use the Trademarks listed in Schedule 2.1(a) and 2.1(c) until the aforesaid obstacles have been removed. Seller will not grant to any further third party the right to use the trademarks listed in Schedule 2.1(a), 2.1(b) and 2.1(c).

          When the aforesaid obstacles have been removed Seller is obliged to assign the according Trademark listed in Schedule 2.1(a), 2.1(b) and 2.1(c) to Buyer without any culpable delay according to Art. 8.3.


4.17 No Infringement of Third Party Rights: Except as set forth herein or in the Disclosure Schedule, the use of the Assets by Seller in the Territory does not infringe any third party rights.


5         REPRESENTATIONS AND WARRANTIES OF BUYER AND ICN

5.1 Organization: Buyer and ICN each is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to consummate the transactions contemplated hereby.

5.2 Authority: The execution and delivery of this Agreement and all other Agreements to be executed in connection with this Agreement by Buyer and ICN, and the consummation and performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and other proceedings, and this Agreement and all other Agreements to be executed in connection with this Agreement has been duly authorized, executed, and delivered by Buyer and ICN and, assuming the enforceability against Seller, constitutes the legal, valid and binding obligation of Buyer and ICN respectively, enforceable in accordance with its terms.

5.3 No Violation or Conflict:. The execution and delivery of this Agreement and all other Agreements to be executed in connection with this Agreement by Buyer and ICN and the performance of this Agreement and all other Agreements to be executed in connection with this Agreement (and the transactions contemplated herein and thereby) by Buyer and ICN do not and will not conflict with, violate or constitute or result in a default under any law, judgment, order, decree, the articles of incorporation or bylaws of Buyer or ICN, or any contract or agreement to which Buyer or ICN is a party or by which Buyer or ICN is bound.

5.4 No Government Restrictions: Except as set forth on Schedule 5.4 and for consents the failure of which to obtain would not have a material adverse effect no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to Buyer or ICN in connection with the execution and delivery of this Agreement and all other Agreements to be executed in connection with this Agreement by Buyer or ICN or the consummation by either Buyer or ICN of th

15


          transactions contemplated hereby to be consummated by either Buyer or ICN except with respect to the filing of a pre-merger notification report under the HSR Act.

5.5 Litigation: There are no claims, actions, suits, proceedings or investigations pending or, to the best of Buyer's or ICN's knowledge, threatened by or against Buyer or ICN with respect to the transactions contemplated hereby, at law or in equity or before or by any supranational, federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority.

5.6 Capitalization. The authorized capital stock of ICN consists of 200,000,000 authorized shares of Common Stock, $ .01 par value, and 10,000,000 authorized shares of Preferred Stock, $ .01 par value. As of May 11, 1998 there were outstanding 72,863,133shares of Common Stock, as of July 1, 1998, 821 shares of Series D Convertible Preferred Stock, and as of December 31, 1997 employee stock options to purchase an aggregate of 8,920,000 shares of ICN Common Stock (of which options to purchase an aggregate of 5,643,000 shares of ICN Common Stock were exercisable). As of June 23, 1998 a total of 615,750 shares of Common Stock were issuable upon conversion of ICN's Series D Convertible Preferred Stock, and a total of 20,917 shares of Common Stock were issuable upon the conversion of certain other convertible debt securities of ICN. All outstanding shares of capital stock of ICN have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section and this
          Agreement, that certain Agreement for the Sale and Purchase of a Portfolio of Pharmaceutical, OTC and Consumer Healthcare Products by and between Smith Kline Beecham P.L.C. and ICN Pharmaceuticals, Inc. and that certain Stock Purchase Agreement by and between ICN Pharmaceuticals, Inc. and Schering-Plough Corporation dated July 28, 1995, and except for changes since December 31, 1997 resulting from the exercise of employee stock options outstanding on such date, there are outstanding (a) no shares of capital stock or other voting securities of ICN, (b) no securities of ICN convertible into or exchangeable for shares of capital stock or voting securities of ICN, and no options or other rights to acquire from ICN, and (c) no obligation of ICN to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ICN (the items in clauses (a), (b) and (c) being referred to collectively as "Company Securities"). There are no outstanding obligations of ICN or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

16


5.7 Shares to be Issued to Seller. Upon the consummation of the transactions contemplated hereby, all shares of Common Stock of ICN to be issued to Seller will have been validly issued, fully paid and non-assessable and will be free and clear of any lien, charge or other encumbrance or claim and the issuance thereof will not be subject to any preemptive or similar rights.


5.8       SEC Filings.

          (a) ICN has made available to Seller the annual reports on Form 10-K for its fiscal years ended December 31, 1996 and 1997, its quarterly reports on Form 10-Q for its fiscal quarters ended March 31 and June 30, 1998 its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of ICN held since December 31,1995, and all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1996.

          (b) As of its filing date, each such report or statement filed pursuant to the Securities Exchange Act of 1934, as amended, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended, as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.9. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of ICN included in its annual reports on Form 10-K and the quarterly report on Form 10-Q referred to in Section 5.8 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of ICN and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of ICN as of December 31, 1997 set forth in ICN 10-K and "Balance-Sheet Date" means December 31, 1997.

5.10. Absence of Certain Changes. Since the Balance Sheet Date, ICN and its subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as described in ICN's subsequent SEC-filings, there has not been any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a material adverse effect on ICN.

17


5.11 No Undisclosed Material Liabilities. There are no liabilities of ICN or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities disclosed or provided for in the Balance Sheet;
          (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to ICN and its subsidiaries, taken as a whole; and (iii) liabilities under this Agreement.


6         SELLER'S COVENANTS

6.1 Maintenance of Assets: Seller agrees that from the date hereof until the Closing Date that, except as specifically disclosed in Schedule
          6.1 or unless otherwise consented to by Buyer in writing, Seller shall

6.1.1 except as disclosed on the DISCLOSURE SCHEDULE maintain the Assets in good status and condition and not sell or dispose of any of the Assets except in the ordinary course of business;

6.1.2 continue the Business in the ordinary course of business and not make or institute any unusual or novel methods of purchase, sale, management, operation, or other business practice in the conduct of the Business inconsistent with past practices;

6.1.3 not enter into any material contract or commitment, engage in any transaction, extend credit or incur any obligation with respect to the Assets/Business, in each case not in the usual and ordinary course of business and consistent with normal business practices;

6.1.4 use best efforts to maintain Roche Net Sales of the Products in the Territory until Closing. it being understood that Seller is not liable for the effects of exchange rate fluctuations and the effects of currency translations; and

6.1.5 promptly inform Buyer of any change in the Assets that could have a Material Adverse Effect.

6.2 Consents: Seller shall use all reasonable best efforts to cooperate with Buyer in obtaining the consents of the third parties to the assignment to Buyer of the Assumed Agreements, to the extent they relate to the Products, at the same terms as currently contained in the Assumed Agreements; provided, however, Seller shall not be required to make any payment of any kind whatsoever to Buyer or any third party, or waive any rights or assume any obligations other than those obligations set forth in the Assumed Agreements, in connection with obtaining any such required consents.

18



6.3 Disclosure Supplements: From time to time prior to the Closing Date, Seller will promptly inform Buyer, in writing, with respect to any matter that may arise hereafter and that, if existing or occurring prior to the Closing Date, would have been required to be set forth or described herein or in the Disclosure Schedule.

6.4 Access: From and after the date hereof and up to Closing (except as otherwise provided herein), Buyer and its authorized agents, officers, and representatives shall have access to the Assets during normal business hours upon reasonable prior notice and at a time and manner mutually agreed upon between Buyer and Seller in order to conduct such examination and investigation of the Assets as is reasonably necessary, provided that such examinations shall not unreasonably interfere with Seller's operations and activities.

6.5 Non-Compete: Seller covenants and agrees that for a period of five years following the Closing Date, neither Seller nor any of its Affiliates will directly or indirectly engage in the Territory in the manufacture, marketing and distribution of products having both the same chemical substance and being promoted for the same indication as the Products (hereinafter "Competing Products"). Should, during the aforesaid five year period, either Seller or an Affiliate of Seller as a consequence of an acquisition of a company or a business acquire any Competing Products, Buyer shall have the right of first refusal to acquire such Competing Products from Seller or its Affiliate at conditions to be negotiated in good faith. Should Buyer not exercise its right of first refusal or should subsequently held negotiations between Seller and Buyer fail, Seller shall make good faith-efforts to divest the Competing Products to a third party.

6.6 Further Assurances: Seller shall use all reasonable efforts to implement the provisions of this Agreement, and for such purpose Seller, at the request of Buyer, at or after Closing, will, without further consideration, execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement.


7         BUYER'S COVENANTS

7.1 Consents: Buyer shall use all reasonable best efforts to obtain the consents of the third parties to the assignment to Buyer of the Assumed Agreements, to the extent they relate to the Products, at the same terms as currently contained in the Assumed Agreements; provided, however, Buyer shall not be required to make any payment of any kind whatsoever to Seller or any third party, or waive any rights or assume any obligations other than those obligations set forth in the Assumed Agreements, in connection with obtaining any such required consents. If Buyer is unable to obtain a required consent within a reasonable period of time, Seller may, but is not obliged to terminate the pertaining Assumed Agreement (for the Products or as a whole). For as long as an Assumed Agreement has neither been assumed nor terminated with respect to the Products, Seller shall continue to honor the terms of the relevant Assumed Agreement, for the Products for the account

19


          and benefit of Buyer, and Buyer shall indemnify Seller for all liability relating to the Products (and only the Products) under such Assumed Agreement other than any liability arising from Seller's negligence or failure to perform. Buyer shall give Seller all licenses and marketing authorizations necessary or required and deliver all active substances and Products received from Buyer or its Affiliates or manufactured by Buyer or its Affiliates or third parties to continue to fulfill its obligations under these Assumed Agreements and any other agreement which by mistake was not listed under Schedule 2.7 (but which shall be added to Schedule 2.7) until such Assumed Agreements (or other agreement) expire, terminate or are assigned to Buyer with respect to the Products.

7.2 Transfer of Products: Following Closing, Buyer shall use all reasonable best efforts and, except as otherwise set forth herein, at its own expense, to obtain as expeditiously as possible such governmental approvals and registrations from the competent regulatory authorities in the Territory, as may be necessary with respect to the manufacture and sale of the Products by Buyer or its designee (other than Seller or an Affiliate of Seller). Notwithstanding the foregoing, Seller shall at its expense assist with such transfers by (a) making available to Buyer the equivalent in man-hours of time with DRAC company (Dr. Peter) for up to an amount of Swiss Francs 20,000 (twenty-thousand)and (b) providing in an expeditious manner all information in Seller's possession reasonably requested by Buyer to facilitate the registration transfers. If such governmental approvals and registrations from the competent regulatory authorities in the Territory are not obtained by Buyer within five months from Closing due to Buyer's failure to obtain such approvals and registrations as expeditiously as possible, Seller and its Affiliates shall be entitled to do anything necessary to avoid the duty, if any, to distribute the Products concerned in the Territory concerned, including, as action of last resort and only if Buyer fails to use its reasonable best efforts to obtain such approvals as expeditiously as possible, the right to de-register the Products concerned in such Territory.

7.3 Labeling: Following Closing, Buyer shall at its own expense and as expeditiously as possible use all reasonable efforts to obtain such approvals of competent government authorities in the Territory as may be necessary to change Buyer's labeling for each Product in such a way that any reference to Seller or its Affiliates are removed as well as implement such change of labeling. Buyer may use the current Labeling on the Inventory existing at Closing approved by Seller prior to such use until such inventory is exhausted, subject to applicable laws and regulations in the Territory. Buyer may, however, use the Roche labeling only in connection with clearly identifying Buyer as the responsible person for commercializing the Products in a way which is customary in the industry and is to be approved in advance by Seller.

7.4 References to Seller: Other than as set forth in Article 7.3 hereinabove, any reference to Seller or its Affiliates or any use of the trademarks, tradenames, or logos of Seller or its Affiliates by Buyer in connection with the Products after Closing must be approved by Seller prior to such use. It is understood that the Trademarks do not fall under this provision.

20


7.5 Further Assurances: Buyer shall use all reasonable efforts to implement the provisions of this Agreement, and for such purpose Buyer, at the request of Seller, at or after Closing, will, without further consideration, execute and deliver, or cause to be executed and delivered, to Seller such consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Seller, as Seller may reasonably deem necessary or desirable to implement any provision of this Agreement.


8         COVENANTS BY BUYER AND SELLER

8.1 Technology Transfer: Buyer and Seller shall work together to commence transfer of the Know-How to Buyer promptly after Closing. Seller shall use all reasonable efforts to assist Buyer in assuming manufacture of the Products, provided, however, that Seller cannot ensure Buyer's ability to successfully manufacture the Products. Seller shall have no obligation to provide manufacturing support for any Product and Seller shall not be responsible for any delay and other consequences, if Buyer elects to use a process that is materially different from a
          Roche Process. If Buyer elects to transfer a Roche Process, Seller shall provide reasonable access to Seller's manufacturing facilities and for a period of up to two years up to 50 (fifty)total man-days of technical support free-of-charge. Thereafter, Buyer shall reimburse Seller for providing such technical assistance at Seller's then-standard hourly charge for rendering technical assistance, which as of the date of this Agreement is US$ 150.00 (one hundred fifty United States Dollars) per hour, plus all reasonable out-of-pocket expenses incurred by Seller in rendering such assistance. Seller's obligation to provide hands-on manufacturing support for a transferred Product shall cease following successful manufacture of the registration batch for such Product.

8.2 Stability Studies: As soon as possible following execution of this Agreement, Buyer shall qualify appropriate testing sites for future stability studies. Seller shall continue through completion all on-going stability studies for the Products and provide Buyer with copies of the resulting data as available.

8.3 Assignment of Trademarks: By or before Closing, Buyer and Seller shall prepare in good faith an assignment pursuant to which Seller agrees the Trademarks shall be assigned to Buyer. Schedule 2.1 contains trademark registrations and applications which, as indicated by Seller, are not supported by use and therefore may unavoidably expire due to non-use prior to Closing. Following Closing, Buyer shall prepare and Seller shall execute such documents as Buyer may reasonably request in order to assign and record the assignment of the Trademarks. Buyer shall use all reasonable efforts to record, as expeditiously as possible, the transfer of the Trademarks in the major markets with the competent authorities in the Territory, provided that Buyer shall not have an obligation to transfer Trademarks in minor markets which Buyer may not want to use. Buyer will inform Seller within a reasonable period of time about the Trademarks Buyer does not wish to transfer. The responsibility and expense of preparing and filing such documents and any actions required ancillary thereto, shall be borne solely by Buyer. Notwithstanding anything contained

21


          elsewhere herein, Buyer shall hold Seller and its Affiliates harmless from and against any loss or damage, including but not limited to fees, penalties, fines or third party claims, due to Buyer's failure to record any assignment of any such Trademarks pursuant to this Article, except if such loss or damage is due to the conduct of Seller. The aforesaid is applicable accordingly in case that an assignment has to be made regarding a trademark which is listed in
          Schedule 2.1(a), 2.1(b) and 2.1(c).

8.4 Assignment of Registrations: As soon as practicable and in any event within 45 (forty five) days from Closing Seller shall deliver to Buyer current box, label and package inserts for each pack of Products as registered in the Territory. At or following Closing, Buyer shall prepare and Seller shall execute such documents as Buyer may reasonably request in order to record the assignment of the Registrations. Buyer shall pay any user fees associated with any Product that accrues after Closing but prior to transfer of such Registration. Notwithstanding anything contained elsewhere herein, Buyer shall hold Seller and its Affiliates harmless from and against any loss or damage, including but not limited to fees, penalties, fines or third party claims, due to Buyer's failure to record any assignment of any such Registrations pursuant to this Article, except if such loss or damage is due to the conduct of Seller.

8.5 Access to Information: Buyer and Seller will, upon reasonable prior notice, make available to the other, to the extent reasonably required for the purpose of assisting Seller or Buyer in obtaining governmental approvals and preparation of tax returns relating to the Assets, and prosecuting or defending or preparing for the prosecution or defense of any action, suit, claim, complaint, proceeding or investigation at any time brought by or pending against Seller or Buyer relating to the Assets or the Toll Manufacturing Agreements, other than in the case of litigation between the parties hereto, such information or records (or copies thereof) in their possession after Closing, it being understood that attorney-client privileged information shall be excepted. In the event Buyer or ICN are required under accounting Regulation S-X of the U.S. Securities and Exchange Commission to file audited financial statements of the business acquired hereunder, Buyer and Seller shall cooperate to produce any required documents and Seller shall use all reasonable efforts to provide Buyer in a timely manner with all information available to Seller and necessary for Buyer to prepare such financial statements, it being understood that Buyer shall be responsible and pay for preparing and auditing such financial statements. Notwithstanding any provision of this Agreement it is understood that neither party shall be required to have any information audited or to reconcile such information with the accounting standards used by the receiving party or required by any government authority.

8.6 Press Releases: Neither the Seller nor the Buyer, nor any Affiliate thereof, will issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. Unless otherwise required by applicable law, the Purchase Price shall not be disclosed.

22


8.7 Customer Information: Buyer and Seller shall agree on the text of a joint announcement informing the customers in the Territory of the transfer of the Products to Buyer or its relevant Affiliate. Should it be appropriate for any party to make an announcement on its own, it will have to be approved by the other party, which approval will not be unreasonably withheld or delayed.

8.8 Government Filings: Each of the parties will use its respective reasonable good faith efforts to obtain, and to cooperate with the other in obtaining, all authorizations, consents, orders and approvals of any governmental agencies, that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement prior to or after Closing, and to take all reasonable actions to avoid the entry of any order or decree by any governmental agency prohibiting the consummation of the transactions contemplated hereby, provided, however, that Seller and its Affiliates shall not be required to agree to any consent decree or order in connection with the objections of the FTC or DOJ to the transactions contemplated by the Agreement.

8.9       Toll  Manufacturing  Arrangements and Supply of active  substances and
          Products:

          Before Closing Buyer and the Affiliates of Seller which manufacture the Products shall enter into the Toll Manufacturing Agreements, effective as from the Effective Date, in the form and with the Roche Affiliates as attached as Schedule 8.9 (a) hereto, under which Seller or Seller's Affiliates shall toll manufacture for Buyer or its Affiliates the Products on the basis of active substances and/or other necessary materials supplied by Buyer or its Affiliates free of charge (existing toll manufacturing agreements are not renegotiated; e.g. Taiwan). If not all Toll Manufacturing Agreements are signed until Closing Date they shall be signed until November 30, 1999, at the latest. The manufacturing fee for the Basel site and the fee for the Nutley site for Fluoro-Uracil is attached under Schedule 8.9 (aa).

          If the parties cannot agree otherwise, such Toll Manufacturing Agreements shall expire 18 month after Effective Date at the latest.

          Until 18 month after Effective Date Seller or its Affiliates will supply to Buyer or its Affiliates free of charge Ex Works Basel (Incoterms 1990) the quantities of active substances for the Products (U.S Products excluded; see below) as set forth in Schedule 8.9 (b). Neither Seller nor its Affiliates will manufacture and/or supply any additional active substances.

          The above does not relate to the Products Dalmane/Dalmadorm and Librax for the U.S.-market. Seller and its Affiliates have stopped producing active substance and galenical production of these Products. There will therefore be no supply of active substances or finished Products for the U.S.-market of these Products other than the inventory of such finished Products which is purchased under this Agreement.

23


          Seller represents and warrants that the above mentioned active substances shall be manufactured in accordance with the Know-How, the applicable laws and regulations and cGMPs, and that as of the date shipped, shall meet the specifications. Each such shipment shall be analyzed in accordance with Seller's methods of analysis. Seller makes no further representations and disclaims any warranties of any kind, express or implied, to Buyer for any active substance supplied by Seller hereunder, including without limitation any warranties of merchantability or fitness for a particular purpose.

          Subject to the following limitations, with respect to the active substances mentioned above, Seller shall be liable for and shall indemnify and hold harmless Buyer in respect of any and all liabilities, losses, damages, claims or lawsuits, including but not limited to any liabilities, losses, damages, claims or lawsuits arising out of the manufacture, use, sale or marketing of these active substances, including but not limited to any claims made (directly or indirectly) by or on behalf of consumers who have purchased or otherwise obtained and/or used the Products containing the active substances, arising from Seller's (i) breach of this Agreement, (ii) negligence or willful misconduct, (iii) breach of statutory duty or
          (iv) act, omission or default howsoever caused on the part of Seller, its Affiliates, employees and agents. Notwithstanding the foregoing,
          (i) Seller shall not be liable to Buyer, whether in contract, tort or otherwise, for any consequential, indirect, economic or financial loss or damage (including, without prejudice to the generality of the foregoing, any loss of turnover, revenue, profits, business or goodwill) howsoever caused, and (ii) Seller's liability in respect of shipments of active substances which do not conform to specifications shall be limited as set out hereinabove.

          Subject to the following limitations, with respect to the active substances mentioned above, Buyer shall be liable for and shall indemnify and hold harmless Seller in respect of any and all liabilities, losses, damages, claims or lawsuits, including but not limited to any liabilities, losses, damages, claims or lawsuits arising out of the manufacture, use, sale or marketing of these active substances, including but not limited to any claims made (directly or indirectly) by or on behalf of consumers who have purchased or otherwise obtained and/or used the active substances or Products containing the active substances, arising from Buyer's (i) breach of this Agreement, (ii) negligence or willful misconduct, (iii) breach of statutory duty or (iv) act, omission or default howsoever caused on the part of Buyer, its employees and agents. Notwithstanding the foregoing, Buyer shall not be liable to Seller, whether in contract, tort or otherwise, for any consequential, indirect, economic or financial loss or damage (including, without prejudice to the generality of the foregoing, any loss of turnover, revenue, profits, business or goodwill) howsoever caused.

24


8.10 Distribution Arrangements: Buyer and Seller, or their Affiliates, at Closing shall enter into the Distribution Agreement, effective as from the Effective Date, attached as Schedule 8.10 hereto, under which Seller or its Affiliates shall distribute for Buyer or its Affiliates the Products for a period of up to six month after Effective Date in geographical areas in which such Products are currently sold and distributed by Seller and its Affiliates (not by third parties), but in which Buyer and its Affiliates have not yet obtained the necessary approvals for the distribution of the Products.

8.11 Returns: Until the Closing Date, Seller shall be responsible for all returns. From and after the Closing Date, Seller shall be responsible for all returns arising from sales before Closing and Buyer shall be responsible for all returns arising from sales after Closing. The situation whereby returns after Closing increase materially beyond the level of the previous business year, shall be governed by particular provisions in the Distribution Agreement, the principle thereof being to split the responsibility of such returns in a fair way between the parties.

8.12 Adverse Events Reports. Seller shall, for as long as Seller or an Affiliate of Seller markets products identical with the Products outside the Territory, provide Buyer with a copy of all serious (as defined by the International Conference on Harmonization) adverse events concerning the Products which come to the attention of Seller. Buyer shall, for as long as Buyer or an Affiliate of Buyer markets the Products, provide Seller with a copy of all serious (as defined by the International Conference on Harmonization) adverse events concerning the Products which come to the attention of Buyer. The copies shall be supplied as CIOMS I forms within 2 days of being processed by either Seller or Buyer, as the case may be.


9         CONDITIONS PRECEDENT TO CLOSING

9.1 Conditions to Obligations of Buyer: The obligation of Buyer to complete the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions (all or any of which may be waived in whole or in part by Buyer):

9.1.1 Representations and Warranties: The representations and warranties made by Seller in this Agreement shall have been true and correct in all respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date).

9.1.2 Performance: Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at Closing.

9.1.3 HSR Act Approvals: All required waiting periods under the HSR Act shall have expired or been terminated or approval has been received from the FTC or DOJ.

25


9.1.4 Government Approvals: All approvals of the competent authorities in the Territory required for the consummation of the transactions contemplated by this Agreement, if any, have been obtained and all waiting periods under applicable laws, if any, shall have expired or been terminated.

9.1.5 Litigation: No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement unless such action would not have a Material Adverse Effect.

9.1.6 No Adverse Change: During the period from the date of this Agreement to the Closing Date there shall not have occurred or been discovered, and there shall not exist on the Closing Date except for that which has been otherwise disclosed elsewhere in this Agreement or in the Disclosure Schedule, any condition or fact that would have a Material Adverse Effect.

9.1.7 SEC Accounting Requirements: Seller shall provide Buyer prior to Closing with information sufficient to allow Buyer to prepare any financial statements concerning the business to be acquired by Buyer, required under accounting Regulation S-X of the U.S. Securities and Exchange Commission, to be filed by Buyer.

9.2 Conditions to Obligations of Seller: The obligation of Seller to complete the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions (all or any of which may be waived in whole or in part by Seller):

9.2.1 Representations and Warranties: The representations and warranties made by Buyer in this Agreement shall have been true and correct in all respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date).

9.2.2 Performance: Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at Closing.

9.2.3 HSR Act Approvals: All required waiting periods under the HSR Act shall have expired or been terminated or approval has been received from the FTC or DOJ.

9.2.4 Government Approvals: All approvals of the competent authorities in the Territory required for the consummation of the transactions contemplated by this Agreement, if any, have been obtained and all waiting periods under applicable laws, if any, shall have expired or been terminated.

26


9.2.5 Litigation: No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement unless such action would not have a Material Adverse Effect.

9.2.6 No Adverse Change: During the period from the date of this Agreement to the Closing Date there shall not have occurred or been discovered, and there shall not exist on the Closing Date except for that which has been otherwise disclosed elsewhere in this Agreement any condition or fact that would have a Material Adverse Effect.


10        THE CLOSING

10.1 The Closing: Subject to the satisfaction of all of the conditions to each party's obligations set forth in Article 9 hereof (or, with respect to any condition not satisfied, the waiver in writing thereof by the party or parties for whose benefit the condition exists), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10.00 a.m. (local time) on 1 November 1998 or, if any approval from any competent authority in the Territory required for the consummation of the present transaction has not been obtained or any waiting period to be observed has not expired or terminated by 1 November 1998, the Closing shall take place after the receipt of all required government approvals and after the expiry or termination of all waiting periods agreed between the parties in good faith (the "Closing Date"). The transfer of the Assets shall be deemed to have occurred as of 00.01 a.m. of the Closing Date.

10.2      Deliveries by Seller. At Closing, Seller shall deliver to Buyer:

10.2.1 the General Conveyance, Assignment and Assumption document as set forth in Schedule 10.2.1

10.2.2    The  general  form of  assignment  of the  Trademarks  as set forth in
          Article 8.3;

10.2.3    a general form of assignment of the Registrations;

10.2.4 subject to the Distribution Agreement the Inventory and the statement of the quantity and location of the Inventory as set forth in Article 2.6;

10.2.5 subject to contrary provisions in the Distribution Agreement the Marketing and Promotional Documents as set forth in Article 2.5;

10.2.6 to the extent available and possible/practicable hard copies of the registration files, Know-How documents, World-wide Safety Reports, all as set forth in Article 2 hereinabove. All such documents, which cannot be delivered to Buyer at Closing, shall be delivered by Seller to Buyer as soon as practicable after Closing.

27


10.2.7    the Toll Manufacturing Agreements (if signed until Closing Date);

10.2.8    the Distribution Agreement;

10.2.9 except as otherwise provided herein, such agreements, licenses, notices, and authorizations as may be necessary and sufficient to enable Buyer to use or operate under the Registrations (if legally permissible) and Know-How and that Buyer has requested from Seller; and

10.2.10   the Registration Rights Agreement

10.2.11   a receipt for the Purchase Price in accordance with Art. 3.

10.3 Deliveries by Buyer. At Closing, Buyer shall deliver or cause to be delivered to Seller:

10.3.1 the General Conveyance, Assignment and Assumption document as set forth in Schedule 10.2.1

10.3.2 The Purchase Price payable in accordance with Article 3 including certificates representing the Original Common Stock;

10.3.3    the Toll Manufacturing Agreements(if signed until Closing Date);

10.3.4    the Distribution Agreement;

10.3.5    the Registration Rights Agreement.

10.4 Effects of Closing: Upon Closing the ownership of the Assets as well as the full responsibility for the use of the Assets and the full responsibility for the conduct of the business comprising the use of the Assets shall pass from Seller to Buyer. Seller shall remain exclusively responsible for the conduct of the Business prior to Closing (including any consequences therefrom which may appear after the Closing). Buyer shall be exclusively responsible for the conduct of the Business from Closing. Buyer acknowledges that as per the Closing the product liability insurance of Seller and its Affiliates will terminate and Buyer shall be responsible for proper insurance of the product liability and other risks relating to the Products.

          The Closing shall further have the other effects provided for in this Agreement.


11        TERMINATION

11.1 Termination: This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

11.1.1    By the mutual written consent of Seller and Buyer;

28


11.1.2 By either Seller or Buyer if Closing shall not have occurred on or before 26 February 1999;

11.1.3 By either Seller or Buyer if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

11.1.4 By either Seller or Buyer if there has been a material violation or breach by the other party of any of the agreements, representations or warranties contained in this Agreement that has not been waived in writing, or if there has been a material failure of satisfaction of a condition to the obligations of the other party that has not been waived in writing, and such violation, breach, or failure has not been cured within sixty (60) days of written notice to the other party.

11.2.     Effect of  Termination:  If this  Agreement is terminated  pursuant to
          Article 11.1, all further obligations of Seller and Buyer under this Agreement shall terminate without further liability of Seller or Buyer except (a) for the obligations of Buyer and Seller under Articles 8.6, 14, and 15.2; and (b) that such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a breach by the other party of a representation, warranty, covenant or agreement.


12        INDEMNIFICATION

12.1      Remedy for Breach:

12.1.1 General Principle: After the Closing, the sole and exclusive remedy of Buyer and Seller for any breach or inaccuracy of any representation or warranty or any breach of any covenant under this Agreement by the other party hereto shall be the indemnities contained in this Article 12.

12.1.2 Notice: Any claims that a party may have arising out of the other party's breach of its representations and warranties or breach of a covenant hereunder shall be notified to the other party promptly, but in no event later than 90 (ninety) days after having reasonably sufficient knowledge of the existence of a potential claim, by written notice describing the claim in reasonable detail then known. Failure to give such notice on time shall not affect the other party's indemnification obligations hereunder except to the extent it is prejudiced thereby.

12.1.3 Survival of representations and warranties: The representations, warranties, covenants of Seller and Buyer contained in this Agreement shall survive the Closing Date, but any claim for breach of representations and warranties or of a covenant shall be entitled to indemnification hereunder only if written notice of such claim is given to the other party hereto no later than 18 (eighteen) months following Closing Date except that (i) the representations and warranties contained in Art. 5.6 and 5.7 shall survive indefinitely and (ii) Buyer's right to notify claims with respect to the following matters shall only terminate as follows:

29


          a) Claims for breach of warranties and representations concerning Litigation (Art. 4.13) insofar as such Litigation relatesto product liability matters shall be notified to Seller no later than 5 (five) years following the Closing Date;

          b) Claims for breach of warranties and representations concerning Trademarks (Art. 4.15) shall be notified to Seller no later than 2 (two) years following the Closing Date;

          c) Claims for breach of warranties and representations concerning taxes (Art. 4.8) may be notified to the Seller until the expiration of the applicable statutes of limitations for taxes relevant to such claims.

          It  is  understood  that  if  and  when  either  party  has  done  the notification for the pertaining matter within the applicable notification time, it may start court proceedings pursuant to Art. 14 at any time within one year of the date such claim was duly notified. Seller and Buyer shall agree to use all reasonable efforts to mitigate any loss or damage for which they may seek indemnification under this
          Article 12.

12.2      Indemnification by Seller:

12.2.1 Claims: Subject to the limitations set forth in Article 12.2.2 to the fullest extent permitted under applicable law, Seller shall indemnify Buyer and its Affiliates against and agrees to hold Buyer and its Affiliates harmless from any and all damage, loss, liability, third party claims, and expense (collectively, "Damages") (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding  brought  against  Buyer  or its  Affiliates)  incurred  or suffered by Buyer or its Affiliates arising out of (a) any misrepresentation or breach of a warranty or covenant made by Seller herein, (b) the maintenance of the Assets by Seller prior to Closing or (c) the conduct of the Business by Seller or its Affiliates prior to Closing (collectively, "Indemnifiable Claims").

12.2.2 Limitations: Notwithstanding anything to the contrary set forth elsewhere herein, Buyer and its Affiliates shall not be entitled to indemnification hereunder with respect to any Indemnifiable Claim brought under Article 12.2.1 unless the amount of Damages with respect to such Indemnifiable Claim exceeds US$ 30,000. However, Seller shall in no event be required to pay Buyer and its Affiliates more than half of the Purchase Price (Art. 3.1) in respect of aggregate damages asserted pursuant to Article 12.2.1 (a) and (b) except that the aforesaid limitation in respect of aggregate damages shall not apply to any Indemnifiable Claim based on breach of Seller's warranties and representations concerning Litigation in the field of product liability.

12.2.3 Form of Indemnification: Indemnification by Seller to Buyer shall, at Seller's option, be effected in ICN Shares, valued at the Guaranteed Price as of the Guaranty Date next preceding such indemnification plus pro rata 6% p.a., and/or cash. To effect any such payment in ICN Shares, Seller shall surrender to ICN one or more certificates representing such number of shares of Original Common Stock as shall represent the aggregate value of the amount of any such indemnification payment and ICN shall promptly thereupon issue to Seller new certificates representing such number of shares of Common Stock retained by Seller.

30


12.3 Indemnification by Buyer. Buyer shall indemnify Seller and its Affiliates against and agrees to hold Seller and its Affiliates harmless from any and all Damages (including without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Seller or its Affiliates) incurred or suffered by Seller or its Affiliates arising out of (a) any misrepresentation or breach of warranty or covenant made by Buyer herein; or (b) the conduct of the Business by Buyer and its Affiliates after Closing (collectively, "Indemnifiable Claims"). Notwithstanding the foregoing, Buyer shall in no event be required to pay Seller and its Affiliates more than half of the Purchase Price (Art. 3.1) in respect of aggregate damages asserted pursuant to Article 12.3 (a) and (b), except that the aforesaid limitation shall not apply to Buyer's obligation to pay the Purchase Price under Art. 3.1 above and the Inventory under Art. 3.5 above and all provisions related to these payments, including but not limited to all obligations of Buyer relating to the shares of Common Stock set forth in this Agreement and its Exhibits.

12.4      Notice:  A party seeking  indemnification  pursuant to Article 12.2 or
          12.3 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity is or may be sought hereunder (whether or not the limits set forth in Article 12.2.2 have been exceeded) and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby).

12.5 Participation in Defense: The Indemnifying Party may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party. In such case the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof. The Indemnifying Party shall be liable for the fees and expenses of one firm as counsel (and appropriate local counsel) employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

12.6 Settlements: The Indemnifying Party shall not be liable under this Article for any settlement effected without its consent of any claim, litigation or proceedings in respect of which indemnity may be sought hereunder, unless the Indemnifying Party refuses to acknowledge liability for indemnification under this Article 12 and/or declines to defend the Indemnified Party in such claim, litigation or proceeding.

31



3         NOTICES

          Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to Seller or Buyer at the respective addresses and facsimile numbers set forth below or at such other address and facsimile number as either party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report and if the sender has sent a confirmation copy by registered mail. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

          if to Buyer, to:

         ICN Puerto Rico, Inc.
         c/o ICN Pharmaceuticals, Inc.
 .        3300 Hyland Avenue
 .        Costa Mesa, California, USA
         Attention: Bill A. MacDonald
         Fax: ++1 714 641 7207


         if to ICN, to:

         ICN Pharmaceuticals, Inc.
         3300 Hyland Avenue
         Costa Mesa, California, USA
 .        Attention: General Counsel
         Fax: ++1 714 641 7274


         if to Seller, to:

         F.Hoffmann-La Roche Ltd
         CH-4070-Basel, Switzerland
         Attention: Head of Corporate
         Finance Business Development (CFD) department
         Fax: ++41 61 688 4169

         with a copy to:

         F.Hoffmann-La Roche Ltd
         CH-4070 Basel, Switzerland
         Attention:  Corporate Law Department
         Fax: ++41 61 688 1396

32


14        ARBITRATION AND GOVERNING LAW

14.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a panel of arbitrators, any dispute, controversy, or claims arising under, out of or relating to this Agreement (and subsequent amendments thereof), its valid conclusion, binding effect, interpretation, performance, breach or termination, including tort claims, shall be referred to and finally determined by arbitration, to the exclusion of any courts of law, in accordance with the Rules of Arbitration of the International Chamber of Commerce as in force at the time when initiating the arbitration. The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Paris, France. The language to be used in the arbitral proceedings shall be English. The arbitration decision shall be final and binding upon the parties and the parties agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award rendered pursuant to it shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards signed in New York of 10 June, 1958. The party to whom a favorable ruling is awarded shall be entitled to reimbursement of all its reasonable costs and expenses in arbitration by the other party.

14.2 The present Agreement shall be subject to the substantive law of Switzerland (regardless of its or any other jurisdiction's choice of law principles).


15        ADDITIONAL TERMS

15.1 Brokers: Buyer represents to Seller that it has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission from Seller upon consummation of the transactions contemplated hereby. Seller represents to Buyer that it has not employed any such Person in such connection who might be entitled to a fee or any commission from Buyer upon consummation of the transactions contemplated hereby.

15.2 Expenses, Taxes and Fees: Except as otherwise expressly provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses. Any possible value added, excise or transfer taxes or HSR filing fees or similar filing fees in other countries levied in connection with the present Agreement shall be paid and borne solely by Buyer and are not included in the Purchase Price according to Art. 3 above.

33


15.3 Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party without the written consent of the other party except that either party may assign the Agreement to any of its Affiliates provided it guarantees due performance of the Agreement by such Affiliate.

15.4 Amendments; No Waiver: No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each party. No failure or delay on the part of either party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

15.5 Counterparts: This Agreement may be executed in one or more counterparts all of which shall together constitute one and the same instrument and shall become effective when a counterpart has been signed by Buyer and delivered to Seller and a counterpart has been signed by Seller and delivered to Buyer.


IN  WITNESS  WHEREOF,   this  Agreement  has  been  signed  by  duly  authorized
representatives of each of the parties hereto as of the date first above written.


F.Hoffmann-La Roche Ltd               ICN Puerto Rico, Inc.



By     /s/Dr. Max Brauchli              By   /s/ Bill A. MacDonald
       ------------------------              --------------------------------

Name   Dr. Max Brauchli               Name   Bill A. MacDonald
       ------------------------              --------------------------------

Title:                                Title: Executive Vice President
       ------------------------              --------------------------------




                                      ICN Pharmaceuticals, Inc.



                                      By    /s/ Bill A. MacDonald
                                            ---------------------------------
                                      Name  Bill A. MacDonald
                                            ---------------------------------
                                      Title Executive Vice President
                                            ---------------------------------

                                    GUARANTY


The undersigned hereby irrevocably and unconditionally guarantees the performance by ICN Puerto Rico, Inc. and its Affiliates of all their respective obligations under this Agreement and the ancillary documents entered pursuant thereto.


                                      ICN Pharmaceuticals, Inc.



                                      By    /s/ Bill A. MacDonald
                                            -----------------------------------
                                      Name  Bill A. MacDonald
                                            -----------------------------------
                                      Title Executive Vice President
                                            -----------------------------------

                                List of Schedules

Schedules

  Schedule 1.1              (chemical names of transferred compounds)
  Disclosure Schedule       (Section 1.9)
  Schedule 1.31             (monthly Roche Net Sales by Product for the 12 month
                                            ended July 31, 1998)

  Schedule 2.1              (Trademarks owned by Seller or an Affiliate)
  Schedule 2.1(a)           (Other trademark license agreements)
  Schedule 2.1(b)           (Trademarks combined with Roche)
  Schedule 2.1(c)           (Other exclusions)
  Schedule 2.2              (Registrations without current sales)
  Schedule 2.6              (Supply Agreement)
  Schedule 2.7              (Assumed Agreements)
  Schedule 3.1              (Allocation of Purchase Price)
  Schedule 3.2.1            (Promissory Note)
  Schedule 3.2.9            (Registration Rights Agreement)
  Schedule 4.3              (Title to Assets)
  Schedule 4.10             (Violations of Law)
  Schedule 5.4              (Government Restrictions)
  Schedule 6.1              (Maintenance of Assets)
  Schedule 8.9 (a)          (Toll Manufacturing Agreements)
  Schedule 8.9 (aa)         (Toll Fees)
  Schedule 8.9 (b)          (Supplied active substances)
  Schedule 8.10             (Distribution Agreement)
  Schedule 10.2.1           (General Conveyance, Assignment and Assumption)